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             SUMMARY INSTRUCTIONS FOR PARTICIPATION IN TENDER OFFER

1. CHECK CONTENTS OF PACKAGE. Before proceeding, please ensure that this package contains the following materials:

         - Letter from Alex Trotman, Chairman of the Board of Directors, President and Chief Executive Officer of Ford Motor Company

         -  Offer to Purchase dated January 22, 1998

         - Letter of Transmittal (printed on blue paper) bearing a pre-printed label with your account number and address (accompanied by Guidelines for Certification of Taxpayer Identification Number of Substitute Form W-9 (printed on white paper))

         -  Notice of Guaranteed Delivery (printed on gray paper)

         - Return envelope addressed to First Chicago Trust Company of New York, the Depositary for the Offer

2. REVIEW MATERIALS CAREFULLY BEFORE DECIDING TO TENDER. Please review all enclosed materials carefully before deciding to participate in the Offer. If your Depositary Shares are held by a broker or bank for your account and you decide to participate, you must contact your broker or bank and instruct them to tender your Depositary Shares on your behalf. (If you have so instructed your bank or broker, you do not need to proceed with instructions 3 and 4 below.) If your Depositary Shares are registered in your name and you decide to participate, you must continue with instruction 3 and 4 below.

3. COMPLETE THE LETTER OF TRANSMITTAL. You must do the following to complete the Letter of Transmittal:

         - Read the body of the transmittal letter and the "Instructions" on pages 1-4.

         - Complete the box entitled "Description of Depositary Shares Tendered" (page 5)

         -  Complete, sign and date the box entitled "Sign Here" (page 7)

         - Complete, sign and date the "Substitute Form W-9" and, if applicable, the box entitled "Certificate of Awaiting Taxpayer Identification Number" (page 8)

         - Some portions of the Letter of Transmittal should only be completed if applicable:

            - If you cannot deliver your depositary receipt(s) to the Depositary before the Expiration Date, an Eligible Institution (as defined in instruction 1 in the Letter of Transmittal) must guarantee delivery of your Depositary Shares. The Eligible Institution must complete the box entitled "Guaranteed Delivery" on page 5 and submit the separate document entitled "Notice of Guaranteed Delivery".

            - If your tender has been solicited by a Soliciting Dealer, the name of the firm and the name of the individual broker or financial consultant should be identified in the box entitled "Solicited Tenders" on page 6.

            - If you would like any of your tendered but unpurchased Depositary Shares, or the check for your purchased Depositary Shares, to be issued in the name of someone other than the current holder or to be mailed to someone other than the current holder (or to the current holder at an address other than that shown following their signature), complete, as applicable, the boxes entitled "Special Payment Instructions" and "Special Delivery Instructions" on page 6.

4. MAIL UNSIGNED DEPOSITARY SHARE RECEIPTS AND SIGNED LETTER OF TRANSMITTAL TO THE DEPOSITARY. Send the Letter of Transmittal together with your depositary receipt(s) representing the Depositary Shares to First Chicago Trust Company of New York, the Depositary, at the mailing address shown on the Letter of Transmittal. (For your convenience, a return envelope is included in this package.) Use of registered mail is recommended. If you choose to use a courier service, use the overnight courier address shown on the Letter of Transmittal. (Eligible Institutions may tender by book-entry transfer. See instruction 2 in the Letter of Transmittal and the box entitled "Book-Entry Transfer".)

IF YOU HAVE ANY QUESTIONS, HAVE NOT RECEIVED THE LETTER OF TRANSMITTAL OR OTHER DOCUMENTS PERTAINING TO THE OFFER, OR NEED OTHER ASSISTANCE IN COMPLETING THE LETTER OF TRANSMITTAL, PLEASE CONTACT THE INFORMATION AGENT: GEORGESON & COMPANY INC., WALL STREET PLAZA, NEW YORK, NEW YORK 10005, (800) 223-2064 (TOLL FREE).